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                      CONSENT OF INDEPENDENT ACCOUNTANTS
                      ----------------------------------

We hereby consent to the incorporation by reference in the Registration Statement on Forms S-3 and S-8 (No. 333-31042, No. 333-42994, No. 333-58189,
No. 333-44844, and No. 333-44846) of MicroStrategy Incorporated and its subsidiaries of our report dated February 2, 2001, except as to Note 19 which is as of March 20, 2001, relating to the financial statements, which appear in this Form 10-K.

/s/ PRICEWATERHOUSECOOPERS LLP

McLean, Virginia
March 30, 2001